Gannett Announces Third Quarter 2024 Results & Updated Full Year Outlook

NEW YORK, NY — October 31, 2024 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the third quarter ended September 30, 2024.

"We continued to make solid progress on our key priorities in the third quarter while delivering another quarter of year-over-year Adjusted EBITDA growth. Three out of four digital revenue categories experienced further trend improvement year-over-year, and as a result, total digital revenues surpassed 45% of total revenues, representing an all-time high. These results reinforce our belief that we have created a sustainable pathway for ongoing growth moving forward. We also significantly increased our free cash flow by 168% year-over-year. Additionally, within the quarter, we repaid approximately $29 million of debt, which combined with our Adjusted EBITDA growth, reduced our first lien net leverage to 1.76x. It is also important to note that some of our strategic decisions impacted total reported revenue in the third quarter, such as the intentional closure or divestiture of certain businesses in our portfolio. These actions were in-line with our long-term strategy and did not materially impact Adjusted EBITDA," said Michael Reed, Gannett Chairman and Chief Executive Officer.

"In the third quarter, our audience surpassed 200 million average monthly unique visitors for the first time in our history, reflecting growth of over 7% compared to the prior year period. Furthermore, in the third quarter, we announced an additional partnership with BetMGM, which is expected to enhance the monetization of our content platform."

"On October 15, 2024, we completed our debt refinancing transactions which extended our maturities, reduced potential share dilution by approximately 46%, and simplified our capital structure. This refinancing is an important milestone in our long-term strategic plan. With our continued strong performance, we are pleased to reiterate nearly all of our 2024 full year outlook, with the exception of slight adjustments to total digital revenues and free cash flow, which was impacted by our refinancing efforts. Beyond 2024, we continue to believe we are well-positioned to drive sustainable growth across all of our key financial metrics, and as a result, we reiterated our 2025-2026 business outlook."

"We continue to execute on our strategy and have made great progress on our key priorities in the third quarter. We expect to see further improvement to trends in the fourth quarter as well. Importantly, we believe we are well-positioned to realize 2025 full year total revenue growth, as well as continued growth in Adjusted EBITDA and free cash flow. With the completion of our debt refinancing transactions, combined with anticipated revenue and cash flow growth in 2025 and 2026, we believe we are well-positioned to create significant value for our shareholders."

Third Quarter 2024 Digital Highlights (Year-Over-Year):
•Total digital revenues of $277.4 million increased 5.2%, or 5.8% on a same store basis(1)
•Digital-only subscription revenues of $50.1 million grew 25.0%
•Digital-only average revenue per user(2) of $8.16 increased 19.6%
•Total digital-only paid subscriptions(2) of 2.06 million increased 4.7%
•Record 203 million(3) average monthly unique visitors, an increase of 7.4%
•Digital advertising revenues of $84.7 million grew 4.9%
•Digital Marketing Solutions ("DMS") segment core platform revenues(2) of $119.2 million decreased 1.4% driven primarily by the third quarter home improvement sector performance
•DMS core platform average revenue per user(2) of $2,777 increased 5.3%

(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow, Same store revenues, and Free cash flow CAGR are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) See "Key Performance Indicators" ("KPIs") below for information about our use of KPIs.
(3) 203 million average monthly unique visitors in the third quarter of 2024 with approximately 147 million average monthly unique visitors coming from our USA TODAY NETWORK (based on September 2024 Comscore Media Metrix®) and approximately 56 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

Additional Third Quarter 2024 Highlights (Year-Over-Year):
•Total revenues of $612.4 million decreased 6.2%
◦Total revenues were impacted by the decision to sell or shut down certain properties
•Same store revenues(1) decreased 5.3%, reflecting an improvement of 310 basis points
•Net loss attributable to Gannett of $19.7 million, a loss margin of 3.2%
•Adjusted Net loss attributable to Gannett(1) of $6.1 million improved by $16.6 million
•Adjusted EBITDA(1) totaled $62.9 million, an increase of 5.6%
•Adjusted EBITDA(1) margin of 10.3% improved by 120 basis points
•Cash provided by operating activities of $33.7 million, an increase of $13.1 million
•Free cash flow(1) of $19.8 million, an increase of 168%
Third Quarter 2024 Capital Structure Highlights:
•As of September 30, 2024, the Company had cash and cash equivalents of $101.8 million
•Total principal debt outstanding at September 30, 2024 was $1,061.4 million, including $576.1 million in first lien debt
•First lien net leverage(4) was 1.76x, a decrease of 10.2% compared to the prior year period
•The Company repaid approximately $28.5 million of debt
Full Year 2024 and 2025-2026 Business Outlook(5)
•Full Year 2024 Business Outlook(5)
◦Total digital revenues are expected to grow approximately 6%-7% on a same store basis(1)
◦Total revenues are expected to be down in the low to mid-single digits on a reported and same store basis(1)
◦Net income attributable to Gannett is expected to improve, after excluding an impairment charge of approximately $46.0 million related to the exit of our McLean, Virginia office during the first quarter of 2024
◦Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow versus the prior year
◦Free cash flow(1) is expected to grow in excess(6) of the expected growth in Adjusted EBITDA(1) after excluding the estimated $7 million impact of the debt refinancing
•2025-2026 Business Outlook(5)
◦Total digital revenues are expected to accelerate with growth exceeding 10% year-over-year and are expected to make up 50% of total revenues in 2025 and exceed 55% of total revenues in 2026
◦Total revenues are expected to grow in the low single digits on a reported basis and same store basis(1)
◦Net income attributable to Gannett is expected to improve to positive
◦Adjusted EBITDA(1) is expected to exhibit ongoing growth

(4) As of September 30, 2024, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our five-year senior secured term loan facility (the "Senior Secured Term Loan") and 6% first lien notes due November 1, 2026 (the "2026 Senior Notes") and dividing that by Q3 2024 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the Senior Secured Term Loan refinancing in October 2021.
(5) Projections are based on Company estimates as of October 31, 2024 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(6) Capital expenditures are expected to increase as a result of investments in technology and products.

◦Cash provided by operating activities is expected to grow with an estimated CAGR(7) of 30%
◦Free cash flow(1) is expected to grow at an accelerated rate with an estimated CAGR(1)(7) of 40%

Financial Highlights

In thousands	Third Quarter 2024
Revenues	$612,439
Net loss attributable to Gannett	(19,653)
Adjusted EBITDA(8) (non-GAAP basis)	62,880
Adjusted net loss attributable to Gannett(8) (non-GAAP basis)	(6,054)
Cash provided by operating activities	33,745
Free cash flow(8) (non-GAAP basis)	19,762

Earnings Conference Call

Management will host a conference call on Thursday, October 31, 2024 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Third Quarter Earnings Call" or access code "926379". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 14, 2024 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "50822". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. We endeavor to deliver essential content, marketing solutions, and experiences for curated audiences, advertisers, consumers, and stakeholders by leveraging our diverse teams and suite of products to enrich the local communities and businesses we serve. Our current portfolio of trusted media brands includes the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. Our digital marketing solutions brand, LocaliQ, uses innovation and software to enable small and medium-sized businesses to grow, and USA TODAY NETWORK Ventures, our events division, creates impactful consumer engagements, promotions, and races.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2024 business outlook, our 2025-2026 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and audience, digital marketing and advertising services, digital revenues, monetization of our audience, print advertising trends and revenues, expected results of our targeting and pricing models, expectations regarding our cash from operating activities, free cash flows, compound annual growth rates ("CAGR"), revenues, net income (loss) attributable to Gannett, Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, sustainable growth, and inflection in our revenue, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expectations with respect to the effects of our refinancing transaction, our expected capital expenditures, expectations regarding real estate and non-strategic asset sales, the impact from changes at our McLean, Virginia property, our strategy, our partnerships, our ability
(7) Cash provided by operating activities CAGR and Free cash flow CAGR are based on 2023 to 2026 estimated growth rates.
(8) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted net loss attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "outlook", "guidance", "estimate(s)", "project(s)", "suggest", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$101,801	$100,180
Accounts receivable, net of allowance of $15,170 and $16,338 as of September 30, 2024 and December 31, 2023, respectively	244,011	266,096
Inventories	22,423	26,794
Prepaid expenses	43,166	36,210
Other current assets	21,319	14,957
Total current assets	432,720	444,237
Property, plant and equipment, net of accumulated depreciation of $344,789 and $336,408 as of September 30, 2024 and December 31, 2023, respectively	247,733	239,087
Operating lease assets	151,604	221,733
Goodwill	531,112	533,876
Intangible assets, net	453,052	524,350
Deferred tax assets	49,722	37,125
Pension and other assets	197,437	180,839
Total assets	$2,063,380	$2,181,247

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$334,356	$293,444
Deferred revenue	108,306	120,502
Current portion of long-term debt	60,452	63,752
Operating lease liabilities	40,447	45,763
Other current liabilities	7,604	10,052
Total current liabilities	551,165	533,513
Long-term debt	504,369	564,836
Convertible debt	427,238	416,036
Deferred tax liabilities	—	2,028
Pension and other postretirement benefit obligations	39,123	42,661
Long-term operating lease liabilities	176,152	203,871
Other long-term liabilities	125,386	100,989
Total noncurrent liabilities	1,272,268	1,330,421
Total liabilities	1,823,433	1,863,934
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 158,821,732 shares issued and 147,430,592 shares outstanding at September 30, 2024; 158,554,705 shares issued and 148,939,463 shares outstanding at December 31, 2023	1,588	1,586
Treasury stock, at cost, 11,391,140 shares and 9,615,242 shares at September 30, 2024 and December 31, 2023, respectively	(20,539)	(17,393)
Additional paid-in capital	1,435,879	1,426,325
Accumulated deficit	(1,117,865)	(1,027,192)
Accumulated other comprehensive loss	(58,612)	(65,541)
Total Gannett stockholders' equity	240,451	317,785
Noncontrolling interests	(504)	(472)
Total equity	239,947	317,313
Total liabilities and equity	$2,063,380	$2,181,247

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2024	2023
Digital	$277,386	$263,644
Print and commercial	335,053	389,227
Total revenues	612,439	652,871
Operating costs	375,912	416,103
Selling, general and administrative expenses	183,857	184,914
Depreciation and amortization	40,398	40,644
Integration and reorganization costs (reversal)	17,307	(955)
Asset impairments	87	188
Loss (gain) on sale or disposal of assets, net	784	(23,334)
Other operating expenses	117	370
Total operating expenses	618,462	617,930
Operating (loss) income	(6,023)	34,941
Interest expense	25,959	27,918
Loss (gain) on early extinguishment of debt	176	(2,717)
Non-operating pension income	(3,193)	(2,929)
Equity loss (income) in unconsolidated investees, net	97	(510)
Other non-operating income, net	(2,979)	(397)
Non-operating expenses	20,060	21,365
(Loss) income before income taxes	(26,083)	13,576
(Benefit) provision for income taxes	(6,429)	16,144
Net loss	(19,654)	(2,568)
Net loss attributable to noncontrolling interests	(1)	(2)
Net loss attributable to Gannett	$(19,653)	$(2,566)

Loss per share attributable to Gannett - basic	$(0.14)	$(0.02)
Loss per share attributable to Gannett - diluted	$(0.14)	$(0.02)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2024	2023
Operating activities
Net loss	$(90,705)	$(4,998)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	116,954	124,126
Share-based compensation expense	9,243	12,727
Non-cash interest expense	15,905	15,942
Loss (gain) on sale or disposal of assets, net	1,572	(40,869)
Gain on early extinguishment of debt	(354)	(3,213)
Asset impairments	46,076	1,370
Pension and other postretirement benefit obligations	(20,047)	(10,765)
Equity income in unconsolidated investees, net	(277)	(1,341)
Change in other assets and liabilities, net	12,954	(19,562)
Cash provided by operating activities	91,321	73,417
Investing activities
Purchase of property, plant and equipment	(36,708)	(29,707)
Proceeds from sale of real estate and other assets	19,257	83,799
Change in other investing activities	386	(24)
Cash (used for) provided by investing activities	(17,065)	54,068
Financing activities
Repayments of long-term debt	(68,116)	(111,894)
Treasury stock	(3,141)	(2,642)
Changes in other financing activities	(1,251)	1,593
Cash used for financing activities	(72,508)	(112,943)
Effect of currency exchange rate change on cash	(681)	688
Increase in cash, cash equivalents and restricted cash	1,067	15,230
Cash, cash equivalents and restricted cash at beginning of period	110,612	104,804
Cash, cash equivalents and restricted cash at end of period	$111,679	$120,034

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30,
In thousands	2024	2023
Revenues:
Domestic Gannett Media	$468,511	$508,505
Newsquest	59,548	59,035
Digital Marketing Solutions	119,929	121,919
Corporate and other	1,431	1,532
Intersegment eliminations	(36,980)	(38,120)
Total	$612,439	$652,871

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. These non-GAAP financial performance and liquidity measures, which may not be comparable to, and may be defined differently than, similarly titled measures used or reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

We define our non-GAAP financial performance and liquidity measures as follows:

•Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other non-operating (income) expense, net, and (14) Non-recurring items. The most directly comparable U.S. GAAP financial performance measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total Revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted Net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the condensed consolidated statements of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2024 business outlook and our 2025-2026 business outlook included in this release include certain non-GAAP financial performance and liquidity measures, including Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR. CAGR is a compound annual growth rate over the time period noted for Free cash flow. We believe providing expected Free cash flow CAGR as part of our outlook is meaningful to share with investors and an indication of what management believes is an important measure of growth. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events out of our control, is unavailable, or is not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended September 30, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$9,639	$14,279	$5,685	$(49,256)	$(19,653)
Benefit for income taxes	—	—	—	(6,429)	(6,429)
Interest expense	—	—	—	25,959	25,959
Loss on early extinguishment of debt	—	—	—	176	176
Non-operating pension income	(1,307)	(1,886)	—	—	(3,193)
Depreciation and amortization	23,872	2,114	6,434	7,978	40,398
Integration and reorganization costs	13,362	84	1,030	2,831	17,307
Third-party debt expenses and acquisition costs	—	—	—	247	247
Asset impairments	87	—	—	—	87
Loss (gain) on sale or disposal of assets, net	1,032	(443)	4	191	784
Share-based compensation expense	—	—	—	2,905	2,905
Other non-operating income, net	(266)	(231)	(1,410)	(1,072)	(2,979)
Non-recurring items	(117)	—	—	7,388	7,271
Adjusted EBITDA (non-GAAP basis)	$46,302	$13,917	$11,743	$(9,082)	$62,880
Net income (loss) attributable to Gannett margin	2.1%	24.0%	4.7%	NM	(3.2)%
Adjusted EBITDA margin (non-GAAP basis)	9.9%	23.4%	9.8%	NM	10.3%
NM indicates not meaningful.

	Three months ended September 30, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$41,544	$12,993	$5,902	$(63,005)	$(2,566)
Provision for income taxes	—	—	—	16,144	16,144
Interest expense	—	—	—	27,918	27,918
Gain on early extinguishment of debt	—	—	—	(2,717)	(2,717)
Non-operating pension income	(719)	(2,210)	—	—	(2,929)
Depreciation and amortization	27,099	2,845	6,015	4,685	40,644
Integration and reorganization (reversal) costs	(3,649)	110	630	1,954	(955)
Third-party debt expenses and acquisition costs	139	—	—	231	370
Asset impairments	188	—	—	—	188
(Gain) loss on sale or disposal of assets, net	(23,446)	(19)	131	—	(23,334)
Share-based compensation expense	—	—	—	3,944	3,944
Other non-operating (income) expense, net	(422)	(297)	897	(575)	(397)
Non-recurring items	15	89	—	3,110	3,214
Adjusted EBITDA (non-GAAP basis)	$40,749	$13,511	$13,575	$(8,311)	$59,524
Net income (loss) attributable to Gannett margin	8.2%	22.0%	4.8%	NM	(0.4)%
Adjusted EBITDA margin (non-GAAP basis)	8.0%	22.9%	11.1%	NM	9.1%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended September 30,
In thousands	2024	2023
Net loss attributable to Gannett	$(19,653)	$(2,566)
Loss (gain) on early extinguishment of debt	176	(2,717)
Integration and reorganization costs (reversal)	17,307	(955)
Third-party debt expenses and acquisition costs	247	370
Asset impairments	87	188
Loss (gain) on sale or disposal of assets, net	784	(23,334)
Other items	(610)	42
Subtotal	(1,662)	(28,972)
Tax impact of above items	(4,392)	6,353
Adjusted net loss attributable to Gannett (non-GAAP basis)	$(6,054)	$(22,619)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2024	2023
Cash provided by operating activities (GAAP basis)	$33,745	$20,631
Capital expenditures	(13,983)	(13,259)
Free cash flow (non-GAAP basis)(1)	$19,762	$7,372
(1) For the three months ended September 30, 2024 and 2023, free cash flow was negatively impacted by interest paid of $8.7 million and $10.4 million, respectively, integration and reorganization costs of $7.3 million and $9.6 million, respectively, and other costs of $12.4 million and $4.1 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended September 30,
In thousands	2024	2023	% Change
Total revenues	$612,439	$652,871	(6.2)%
Currency impact	(1,585)	—
Exited operations(1)	(2,152)	(10,345)
Same store total revenues	$608,702	$642,526	(5.3)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended September 30,
In thousands	2024	2023	% Change
Digital revenues	$277,386	$263,644	5.2%
Currency impact	(587)	—
Exited operations(1)	(2,123)	(4,065)
Same store digital revenues	$274,676	$259,579	5.8%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended September 30,
In thousands, except ARPU	2024	2023	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$8.24	$6.83	$1.41	21%

Newsquest:
Digital-only ARPU	$6.49	$6.46	$0.03	—%

Total Gannett:
Digital-only ARPU	$8.16	$6.82	$1.34	20%

DMS:
Core platform revenues	$119,158	$120,836	$(1,678)	(1)%
Core platform ARPU	$2,777	$2,636	$141	5%
Core platform average customer count	14.3	15.3	(1.0)	(7)%

Table No. 10	As of September 30,
In thousands	2024	2023	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,953	1,889	3%
Newsquest	103	75	37%
Total Gannett	2,056	1,964	5%